Exhibit 99.1

SECURITY BANK CORPORATION ANNOUNCES

FIRST QUARTER 2009 FINANCIAL RESULTS

AND BANKS ENTER AGREEMENTS WITH FDIC AND STATE

Macon, GA., April 24, 2009 / GlobeNewswire/ — Security Bank Corporation (Nasdaq: SBKC) today reported a net loss of $18.5 million for the first quarter ended March 31, 2009, compared with a net loss of $24.2 million for the first quarter of 2008. Diluted loss for the first quarter of 2009 was $0.79 per share compared to a loss of $1.22 per share for the comparable year ago period. The reduction in net loss for the first quarter of 2009 was primarily driven by a $30.1 million decrease in the provision for loan losses which more than offset a decrease in net interest income of $10.9 million. On a pre-tax, pre-provision basis, losses for the first quarter of 2009 were $8.2 million versus income of $3.8 million for the first quarter of 2008.

Security Bank Corporation also announced today that five of its six banking subsidiaries have entered into Cease and Desist Orders with the Federal Deposit Insurance Corporation (FDIC) and with the State of Georgia Department of Banking and Finance. The orders set forth requirements for the banks to take actions to address capital levels and lending policies, and place restrictions on dividends by the banks to Security Bank Corporation and restrictions on brokered deposits, among other items. Security Bank Corporation has also withdrawn its application to participate in the TARP Capital Purchase Program.

Deposit and retirement accounts continue to be insured for a minimum of $250,000 per depositor by the FDIC through December 2009. Because Security Bank is participating in the FDIC’s Transaction Account Guarantee Program, most types of checking accounts are insured without limit.

Tony E. Collins, Security Bank Corporation’s President and CEO commented, “Our financial results continue to be impacted by the unprecedented economic conditions we are facing, as the residential housing market remains under significant pressure. The consent orders highlight a process that involves working with the FDIC and State to reduce the risks in our lending portfolio and improve the quality of our asset management. We have been working closely with our regulators throughout this process and have already initiated many of the steps outlined in the orders. We greatly appreciate the continued support of our customers and our employees who remain committed to providing our customers with the highest level of service.”

Liquidity

Security Bank Corporation currently has approximately $481 million of available liquidity in the form of cash and cash equivalents, unpledged securities and available secured fed funds lines. This represents approximately 17% of total assets as of March 31, 2009.

Asset Quality

Nonperforming assets (nonaccrual loans and OREO) at the end of first quarter 2009 were $391 million, or 14.0% of total assets compared to 11.5% at the end of the fourth quarter of 2008 and 7.9% at the end of the first quarter in 2008. While Security Bank Corporation sold $7 million of OREO during the first quarter of 2009, new properties totaling approximately $19 million were moved to OREO from nonaccrual loans. Approximately $91 million of loans were placed on nonaccrual status during the first quarter. Security Bank Corporation charged-off approximately $18 million in loans resulting in net charge-offs to average loans of 3.7% annualized for the first quarter of 2009, a decrease from 5.9% in net charge-offs to average loans annualized for the fourth quarter of 2008. Net charge-offs to average loans were 4.4% annualized for the first quarter of 2008. Security Bank Corporation increased its allowance for loan losses to 2.8% of loans receivable at March 31, 2009, or $53.5 million versus 2.3% of loans or $49.7 million at March 31, 2008.

Balance Sheet

Loans receivable totaled $1.93 billion at March 31, 2009, down 12% from $2.18 billion at March 31, 2008. On a sequential basis, loans declined 11% annualized with a 3% annualized decline in the middle and coastal Georgia markets, a 19% annualized decline in the Atlanta market and a 14% annualized decline in Security Real Estate Services, Inc.

Total deposits were $2.40 billion at March 31, 2009 an increase of 4% from $2.31 billion at March 31, 2008 and decreased 1.5% from $2.44 billion at December 31, 2008. Total assets decreased 1% to $2.79 billion at March 31, 2009, compared to $2.82 billion at March 31, 2008, and decreased 2% compared with $2.85 billion at December 31, 2008.

Tangible shareholders’ equity at March 31, 2009 declined to $64.1 million from $179.4 million at March 31, 2008, primarily reflecting net losses incurred during the period.

Net Interest Income

Net interest income for the first quarter of 2009 was $3.9 million, a decrease of 74% from $14.8 million when compared to the first quarter of 2008. The decrease is primarily the result of a decline in the net interest margin and the significant increase in non-performing assets in Security Bank Corporation’s loan portfolio. The net interest margin (on a fully tax-equivalent basis (“FTE”)) was 0.60% for the quarter ended

March 31, 2009, compared to 1.02% for the fourth quarter of 2008 and 2.33% for the comparable period one year ago. The decrease in the net interest margin in the first quarter of 2009 on a year-over-year and sequential quarterly basis was the result of costs associated with the current credit cycle, including carrying costs and reversals of interest for nonaccruing loans, liquidity costs, the decline in market interest rates and the asset-sensitive nature of the balance sheet.

Noninterest Income and Expense

Noninterest income for the first quarter of 2009 decreased $1.0 million to $4.8 million compared to the first quarter of 2008 due primarily to a decrease in mortgage banking fees of $1.0 million. During the fourth quarter of 2008 Security Bank Corporation outsourced its personal mortgage-lending department to a mortgage company in Texas.

Noninterest expense for the first quarter of 2009 was $16.9 million, a decrease of $19.0 million sequentially, and essentially flat with the first quarter 2008 level. Excluding increased credit cycle costs and increases in foreclosure expenses, losses on sales of OREO and FDIC insurance premiums, noninterest expense was down $2.3 million or 22% over the first quarter 2008 level. The decline in controllable noninterest expense was primarily due to reduced salary and benefits expense and the elimination of directors’ fees at the holding company and bank level.

Investor Contact:	Lorraine D Miller, CFA
Senior Vice President
478.722.6210

Media Contact:	Tom Woodbery
Senior Vice President
478.796.6007

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are “tangible book value,” “tangible equity to tangible assets” and “return on average tangible equity.” Security Bank Corporation’s management uses these non-GAAP measures in its analysis of Security Bank Corporation’s performance.

Tangible book value is defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company. For companies such as Security Bank Corporation that have engaged in multiple business combinations, purchase accounting requires the recording of significant amounts of goodwill related to such transactions. Tangible equity to tangible assets is the ratio of tangible equity defined as total equity reduced by recorded intangible assets, net of related deferred tax benefits, to tangible assets defined as total assets reduced by recorded intangible assets, net of related deferred tax benefits. Tangible equity to tangible assets is an important measure of Security Bank Corporation’s capital strength without the effects of purchase accounting as noted above. Return on average tangible equity is defined as earnings for the period (annualized for the quarterly period or year-to-

date period, as applicable) divided by average equity reduced by average goodwill and other intangible assets, net of related deferred tax benefits. Security Bank Corporation’s management includes this measure because it believes that it is important when measuring Security Bank Corporation’s performance exclusive of the effects of goodwill and other intangibles recorded in recent acquisitions, and many investors use this measure as part of their analysis of Security Bank Corporation.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the “Reconciliation Table” in the attached schedules for a more detailed analysis of these non-GAAP measures and the most directly comparable GAAP measures.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.8 billion at March 31, 2009. Security Bank Corporation operates six community banks with banking offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank Corporation files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov or on Security Bank Corporation’s website at www.securitybank.net under the “Investor Information” tab, including the Cease and Desist Orders referenced in this release that Security Bank Corporation will file on Form 8-K on April 24, 2009. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, Attention: Investor Relations.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws, including statements about Security Bank Corporation’s loan loss provisions, capital or liquidity adequacy, deferred tax asset and any potential impairment, net charge-offs, non-performing assets, net interest margin changes, compliance with regulatory orders, the overall economic cycle and its impact on real estate values in Security Bank Corporation’s markets, loan growth, and Security Bank Corporation’s long-term prospects, among others. Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank Corporation’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank Corporation believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors and risk factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Security Bank Corporation does not intend, and undertakes no responsibility to update or revise any forward looking statement, whether as a result of difference in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Security Bank Corporation

Selected Consolidated Financial Data

(Dollars in Thousands, except Per Share Amounts)

Unaudited

	Quarters Ended March 31,
	2009	2008	% Change
RESULTS SUMMARY:
Net interest income	$3,907	$14,799	-73.6%
Provision for loan losses	12,108	42,199	-71.3%
Noninterest income	4,849	5,862	-17.3%
Foreclosed property expenses	1,949	1,373	42.0%
Losses (gains) on sales of ORE	2,523	274	820.8%
Other noninterest expense	12,439	15,260	-18.5%
Income taxes	(1,811)	(14,247)	-87.3%
Net income (loss)	(18,452)	(24,198)	-23.7%

PER SHARE:
Basic earnings (loss)	$(0.79)	$(1.22)	-35.2%
Diluted earnings (loss)	(0.79)	(1.22)	-35.2%
Cash dividends declared	—	0.088	-100.0%
Book value	2.83	13.34	-78.8%
Tangible book value	2.75	7.72	-64.4%

KEY PERFORMANCE RATIOS (a):
Return on average tangible equity	-97.91%	-53.31%
Return on average assets	-2.63%	-3.45%
Efficiency ratio	193.14%	81.83%
Net interest margin (FTE)	0.60%	2.33%
Net charge-offs to average loans	3.73%	4.43%

BALANCE SHEET SUMMARY - END OF PERIOD
Investment securities	$404,689	$306,018	32.2%
Mortgage loans Held for sale	—	5,759	-100.0%
Loans receivable	1,928,758	2,181,557	-11.6%
Allowance for loan losses	53,545	49,749	7.6%
Total assets	2,786,149	2,818,477	-1.1%
Deposits	2,402,469	2,309,671	4.0%
Other borrowed money	289,673	170,066	70.3%
Shareholders' equity	65,934	309,876	-78.7%
Tangible equity to tangible assets	2.30%	6.67%	-65.5%

ASSET QUALITY - END OF PERIOD
Nonaccrual loans	$285,308	$186,520	53.0%
Loans 90 Days Past Due and Accruing	—	68	-100.0%
Other real estate owned	105,581	35,749	195.3%
Total nonperforming assets	390,889	222,337	75.8%
Allowance for loan losses/loans	2.78%	2.28%

(a)	Income annualized based on number of days in the period, except efficiency ratio

NOTE: Refer to the attached GAAP to non-GAAP reconciliation

Security Bank Corporation

Average Balance Sheet and Net Interest Income Analysis

(Dollars in Thousands)

Unaudited

	Quarter Ended March 31, 2009
	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest-bearing deposits and fed funds sold	$300,772	$129	0.17%
Investment securities	401,072	3,320	3.36%
Mortgage Loans Held for Sale	0	0	0.00%
Loans	1,955,732	23,891	4.95%
Other earning assets	1,238	17	5.57%
Total earning assets	2,658,814	27,357	4.17%
Non-earning assets	187,659

Total assets	$2,846,473

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and interest-bearing transaction	$377,679	$1,655	1.78%
Time deposits	1,921,980	18,907	3.99%
Borrowings	295,752	2,875	3.94%
Total interest-bearing liabilities	2,595,411	23,437	3.66%
Noninterest-bearing liabilities:
Noninterest bearing deposits	145,065
Other noninterest-bearing liabilities	27,605
Total liabilities	$2,768,081

Shareholders’ Equity	78,392

Total liabilities and shareholders’ equity	$2,846,473

Interest rate spread			0.51%

Net interest income		$3,920

Net interest margin (FTE)		0.60%

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2009	2008					2007
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD
Period-End Balance Sheet
Total Assets	$2,786,149	$2,846,054	$2,846,054	$2,888,353	$2,877,383	$2,818,477	$2,833,071
Interest-Bearing Deposits and Fed Funds Sold	252,189	277,472	277,472	$14,556	$94,665	$25,466	13,627
Total Securities	404,689	407,343	407,343	347,020	342,994	306,018	305,399
Mortgage Loans held for Sale	—	—	—	4,780	6,192	5,759	7,605
Loans:
Commercial Real-Estate	866,580	906,909	906,909	942,075	983,733	963,384	947,371
Construction/A&D (2)	623,461	652,806	652,806	715,631	772,179	862,532	898,690
Personal Real-Estate	158,249	157,405	157,405	152,604	160,878	157,040	158,244
Other	280,468	264,356	264,356	239,799	225,472	198,601	178,008
Total Loans	1,928,758	1,981,476	1,981,476	2,050,109	2,142,262	2,181,557	2,182,313
Allowance for loan losses	53,545	59,437	59,437	60,442	48,452	49,749	31,698
Other earning assets	1,238	1,238	1,238	1,238	1,238	1,238	1,238
Total Earning Assets	2,586,874	2,667,529	2,667,529	2,417,703	2,587,351	2,520,038	2,510,182
Cash and Due From Banks	34,955	37,216	37,216	283,238	117,970	71,313	91,644
Other Real Estate	105,581	94,717	94,717	83,362	62,814	35,749	28,175
Intangibles:
Goodwill	—	—	—	18,373	18,373	128,074	128,571
Core-Deposit	3,038	3,241	3,241	3,444	3,647	3,879	4,125
Deposits:
Demand Deposits	147,942	153,006	153,006	145,416	172,610	164,842	158,759
Interest bearing deposits	2,254,527	2,285,130	2,285,130	2,257,138	2,283,016	2,144,829	2,139,946
Total Deposits	2,402,469	2,438,136	2,438,136	2,402,554	2,455,626	2,309,671	2,298,705
Fed Funds purchased & repo agreements	25,999	36,844	36,844	31,343	36,084	31,328	68,417
Other borrowed funds	263,674	263,777	263,777	266,558	180,340	138,738	137,909
Shareholders Equity	65,934	84,708	84,708	166,662	183,285	309,876	306,693

Average Balance Sheet
Total Assets	$2,846,473	$2,870,635	$2,900,222	$2,863,228	$2,877,604	$2,818,622	$2,591,947
Total Securities	401,072	338,437	362,556	345,775	348,677	296,395	216,610
Mortgage Loans held for Sale	—	4,129	1,994	3,869	4,782	5,896	6,328
Loans:
Commercial Real-Estate	883,298	954,279	918,047	965,881	974,558	958,903	907,729
Construction/A&D	640,090	777,000	688,792	742,968	802,453	875,131	825,302
Personal Real-Estate	157,932	157,160	154,547	158,421	157,616	158,069	153,682
Other	274,412	231,497	262,853	240,954	219,744	201,989	195,286
Total Loans	1,955,732	2,119,936	2,024,239	2,108,224	2,154,371	2,194,092	2,081,999
Other earning assets	302,010	161,701	287,946	170,505	100,342	55,246	36,866
Total Earning Assets	2,658,814	2,624,203	2,676,735	2,628,373	2,608,172	2,551,629	2,341,803
Cash and Due From Banks	32,114	27,031	29,382	44,079	34,520	35,272	51,442
Other Real Estate	97,843	63,459	88,808	77,300	53,994	33,299	15,970
Deposits:
Demand Deposits	145,065	154,173	141,830	157,289	162,222	155,389	163,712
Interest bearing deposits
Savings	13,862	14,978	14,090	15,112	15,741	14,979	16,005
NOW	310,956	348,413	302,184	333,136	376,409	382,597	373,522
Money Market	52,861	86,857	58,768	81,446	96,607	110,976	145,619
Time deposits > $100,000	1,082,354	1,082,546	1,107,146	1,099,022	1,067,626	1,061,895	892,248
Time deposits < $100,000	839,626	680,342	790,572	709,688	637,784	575,833	521,923
Total Deposits	2,444,724	2,367,309	2,414,590	2,395,693	2,356,389	2,301,669	2,113,029
Fed Funds purchased & repo agreements	32,642	37,535	37,697	32,168	39,601	44,745	43,881
Other borrowed funds	263,110	199,771	265,201	230,453	171,993	130,379	100,430
Shareholders Equity	78,392	240,934	160,690	184,340	306,580	313,635	313,504

Security Bank Corporation (SBKC)

Selected Financial Information

(Amounts in thousands, except per share data)

	2009	2008					2007
	1st Quarter	Dec. 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec. 31/YTD
Results of Operations
Interest Income	$27,344	$145,948	$31,367	$36,150	$37,689	$40,742	$192,840
Interest Expense	23,437	98,526	24,544	24,126	23,913	25,943	102,316
Net Interest Income	3,907	47,422	6,823	12,024	13,776	14,799	90,524
Loan loss provision	12,108	128,070	29,129	26,359	30,383	42,199	32,660
Service charges on deposit accounts	1,915	9,183	2,218	2,425	2,253	2,287	9,363
Securities Gains (Losses)	2,626	3,334	1,299	—	1	2,034	(3)
Other income	308	6,118	402	1,339	2,836	1,541	9,622
Total noninterest income	4,849	18,635	3,919	3,764	5,090	5,862	18,982
Salaries and benefits	6,255	31,623	7,004	7,803	8,080	8,736	35,061
Occupancy and equipment	1,751	6,401	1,503	1,848	1,501	1,549	6,189
Foreclosed Property Expenses	1,949	7,003	2,202	2,104	1,324	1,373	2,879
Losses (Gains) on Sales of ORE	2,523	8,235	2,487	3,904	1,570	274	1,944
Other noninterest expense	4,433	147,826	22,681	5,391	114,779	4,975	21,002
Total noninterest expense	16,911	201,088	35,877	21,050	127,254	16,907	67,075
Pre-tax earnings (loss)	(20,263)	(263,101)	(54,264)	(31,621)	(138,771)	(38,445)	9,771
Income Taxes	(1,811)	(8,735)	34,310	(11,472)	(17,326)	(14,247)	3,183
Net income (loss)	$(18,452)	$(254,366)	$(88,574)	$(20,149)	$(121,445)	$(24,198)	$6,588

Earnings (loss) per share-basic	$(0.79)	$(11.36)	$(3.81)	$(0.87)	$(5.23)	$(1.22)	$0.35
Earnings (loss) per share-diluted	$(0.79)	$(11.36)	$(3.81)	$(0.87)	$(5.23)	(1.22)	0.34
End of period shares outstanding	23,274,639	23,274,639	23,274,639	23,259,539	23,248,585	23,233,634	18,912,264
Weighted average diluted shares o/s	23,274,639	22,387,908	23,265,091	23,247,824	23,235,668	19,810,520	19,225,069
Tax equivalent adjustment	13	94	15	15	15	50	445
Net interest income (FTE)	3,920	47,516	6,838	12,039	13,791	14,849	90,969
Effective Tax Rate	8.94%	3.32%	-63.23%	36.28%	12.49%	37.06%	32.58%

Stock and related per share data:
Book value	$2.83	$3.64	$3.64	$7.17	$7.88	$13.34	$16.22
Tangible book value	2.75	3.55	3.55	6.28	7.00	7.72	9.28
Dividends declared per share	—	0.1313	—	—	0.0438	0.0875	0.35

Other Key Ratios/Data:
Return on average tangible equity (1)	-97.91%	-153.17%	-250.92%	-48.95%	-275.40%	-53.31%	3.63%
Return on average assets (1)	-2.63%	-8.86%	-12.15%	-2.80%	-16.97%	-3.45%	0.25%
Net interest margin (FTE) (1)	0.60%	1.81%	1.02%	1.82%	2.13%	2.33%	3.88%
Efficiency ratio (FTE)	192.84%	303.98%	333.54%	133.21%	673.98%	81.63%	61.00%
Tangible Equity/Tangible Assets	2.30%	2.91%	2.91%	5.10%	5.69%	6.67%	6.50%

Loan Performance Data:
Nonaccrual loans	$285,308	$232,436	$232,436	$199,907	$186,139	$186,520	$50,635
Loans 90 Days Past Due and Accruing	—	146	146	—	—	68	242
Other real estate (ORE)	105,581	94,717	94,717	83,362	62,814	35,749	28,175
Total nonperforming assets	390,889	327,299	327,299	283,269	248,953	222,337	79,052
Net charge-offs	18,000	100,331	30,134	14,369	31,680	24,148	23,298
Reversal of Interest	1,456	6,751	1,487	968	1,268	3,028	1,874
Forfeited Interest from NPA’s	5,025	16,477	4,773	4,704	4,259	2,741	4,435
Allowance for loan losses/loans	2.78%	3.00%	3.00%	2.95%	2.26%	2.28%	1.45%
NPA’s/Loans plus ORE	19.21%	15.76%	15.76%	13.28%	11.29%	10.03%	3.58%
Nonperforming assets/total assets	14.03%	11.50%	11.50%	9.81%	8.65%	7.89%	2.79%
Net charge-offs to average loans (1)	3.73%	4.73%	5.92%	2.71%	5.91%	4.43%	1.12%

(1)	The actual number of days in the period was used to annualize income
(2)	At March 31, 2009, approximately 60% of loans were residential and 40% of loans were commercial.

NOTE: Refer to the attached GAAP to non-GAAP reconciliation

Security Bank Corporation (SBKC)

GAAP Reconciliation Table

(Amounts in thousands, except per share data)

	2009	2008					2007
	1st Quarter	Dec 31/YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Dec 31/YTD
Reconciliation Table- GAAP to non-GAAP:

Book Value per share	$2.83	$3.64	$3.64	$7.17	$7.88	$13.34	$16.22
Effect of intangible assets per share	(0.08)	(0.09)	(0.09)	(0.89)	(0.88)	(5.62)	(6.94)

Tangible book value	$2.75	$3.55	$3.55	$6.28	$7.00	$7.72	$9.28

Equity	$65,934	$84,708	$84,708	$166,662	$183,285	$309,876	$306,693
Intangible assets	3,038	3,241	3,241	21,817	22,020	131,953	132,696
Less tax effect of Core-Deposit Intangible (38%)	(1,154)	(1,232)	(1,232)	(1,309)	(1,386)	(1,474)	(1,568)

Tangible equity	$64,050	$82,699	$82,699	$146,154	$162,651	$179,397	$175,565

Assets	$2,786,149	$2,846,054	$2,846,054	$2,888,353	$2,877,383	$2,818,477	$2,833,071
Intangible assets	1,884	2,009	2,009	20,508	20,634	130,479	131,129

Tangible assets	$2,784,265	$2,844,045	$2,844,045	$2,867,845	$2,856,749	$2,687,998	$2,701,942

Equity/Assets	2.37%	2.98%	2.98%	5.77%	6.37%	10.99%	10.83%
Effect of intangible assets	-0.07%	-0.07%	-0.07%	-0.67%	-0.68%	-4.32%	-4.33%

Tangible Equity/Tangible Assets	2.30%	2.91%	2.91%	5.10%	5.69%	6.67%	6.50%

Average Equity	$78,392	$240,934	$160,690	$184,340	$306,580	$313,635	$313,504
Average Intangible assets	3,165	76,263	21,540	21,944	130,657	132,599	133,878
Less tax effect of Core-Deposit Intangible (38%)	(1,203)	(1,402)	(1,279)	(1,357)	(1,440)	(1,533)	(1,763)

Average tangible equity	$76,430	$166,073	$140,429	$163,753	$177,363	$182,569	$181,389

Net Income (loss)	(18,452)	$(254,366)	$(88,574)	$(20,149)	$(121,445)	$(24,198)	$6,588

Return on average tangible equity (a)	-97.91%	-153.17%	-250.92%	-48.95%	-275.40%	-53.31%	3.63%

(a)	The actual number of days in the period were used to annualize income